6,114,000 SHARES

VECTOR GROUP LTD.

COMMON STOCK PAR VALUE $0.10 PER SHARE

UNDERWRITING AGREEMENT

November 15, 2012

JEFFERIES & COMPANY, INC.
As Representative of the several Underwriters

c/o JEFFERIES & COMPANY, INC.

520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

Vector Group Ltd., a Delaware corporation (the “Company”), proposes to issue and lend Jefferies & Company, Inc. (“Jefferies” and, in such capacity, the “Borrower”), pursuant to and upon the terms set forth in the share lending agreement (the “Share Lending Agreement”), dated as of the date hereof, between the Company and the Borrower, shares of its common stock, par value $0.10 per share (the “Common Stock”), up to the Maximum Number of Shares (as defined in the Share Lending Agreement, the “Maximum Number of Borrowed Shares”). The Company has been advised that the Borrower will transfer the borrowed shares of Common Stock to the several underwriters named in Schedule A (the “Underwriters”), which will sell such shares to the public in the public offerings by the Underwriters described below. Jefferies has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of such shares. To the extent there are no additional underwriters listed on Schedule A, the term “Representative” as used herein shall mean Jefferies, as Underwriter, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

The Maximum Number of Borrowed Shares shall initially equal 6,114,000 shares of Common Stock, which the Borrower expects to borrow in full. The Borrower will initially offer 3,057,000 borrowed shares of Common Stock to the public at a fixed price (the “Fixed Price Shares”). From time to time, the Borrower will offer an additional 3,057,000 shares of Common Stock to the public at prices prevailing in the market at the time of sale or at negotiated prices (the “Variable Price Shares”). If the parties enter into an additional underwriting agreement as contemplated by Section 2(e) below, the Maximum Number of Borrowed Shares shall increase by 1,000,000 and the Borrower may borrow up to 1,000,000 additional shares of Common Stock from the Company under the Share Lending Agreement (the “Additional Shares,” and together with the Fixed Price Shares and the Variable Price Shares, the “Borrowed Shares”).

Concurrently with the issuance of the Fixed Price Shares and the Variable Price Shares, the Company is offering, in an offering registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), by means of a prospectus supplement and related prospectus, an aggregate principal amount of $200,000,000 of Variable Interest Convertible Senior Notes due 2019 (the “Firm Notes”) to be issued pursuant to an indenture (the “Base Indenture”) to be dated on or prior to the initial issuance of the Firm Notes between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture to be dated on or prior to the initial issuance of the Firm Notes between the Company and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional $30,000,000 aggregate principal amount of its Variable Interest Convertible Senior Notes due 2019 (the “Option Notes” and together with the Firm Notes, the “Notes”). The Notes will be convertible into duly and validly issued, fully paid and non-assessable shares of Common Stock. In connection with such offering of the Firm Notes, the Company will enter into an underwriting agreement dated as of the date hereof between the Company and Jefferies & Company, Inc., as representative of the underwriter(s), relating to the offer of the Firm Notes (the “Notes Underwriting Agreement”). The Firm Notes are expected to be issued on the Initial Closing Date (as defined in the Notes Underwriting Agreement) and the Option Notes, if any, are expected to be issued on the Option Closing Dates (as defined in the Notes Underwriting Agreement). For purposes herein, the “Notes Closing Date” shall refer to each of the Initial Closing Date (as defined in the Notes Underwriting Agreement) and the Option Closing Dates (as defined in the Notes Underwriting Agreement).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3, File No. 333-184878, as amended by a Post-Effective Amendment No. 1 to such shelf registration statement, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Fixed Price Shares and the Variable Price Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Fixed Price Shares and the Variable Price Shares is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement dated November 14, 2012 describing the Fixed Price Shares and the Variable Price Shares and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Fixed Price Shares and the Variable Price Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Fixed Price Shares and the Variable Price Shares and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Fixed Price Shares and the Variable Price Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus. As used herein, “Applicable Time” is 8:20 a.m. (New York time) on November 15, 2012. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule B. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Fixed Price Shares and the Variable Price Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).

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All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be. All references in this Agreement to (i) the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Fixed Price Shares and the Variable Price Shares as contemplated by Section 3(n) of this Agreement.

The Company hereby confirms its agreements with the Underwriters as follows:

      Section 1.                 Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of each Closing Date (as hereinafter defined) as follows:

(a)               Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, as well as at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Fixed Price Shares and the Variable Price Shares in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well known seasoned issuer” as defined in Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, and became effective on November 9, 2012. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the Company’s use of the automatic shelf registration form. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

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(b)               Disclosure. The Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Fixed Price Shares and the Variable Price Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus (including any preliminary prospectus wrapper) did not, and at each Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus (including any prospectus wrapper), as of its date (as then amended or supplemented), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter or the Borrower furnished to the Company in writing by the Representative or the Borrower expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 9(b) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(c)               Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Fixed Price Shares and the Variable Price Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offering of the Fixed Price Shares and the Variable Price Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule B, and electronic road shows, if any, furnished to the Representative before first use, the Company has not prepared, used or referred to, and will not, without the Representative’s prior written consent, prepare, use or refer to, any free writing prospectus. Each Road Show does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(d)               Offering Materials Furnished to the Underwriters and the Borrower. The Company has delivered to the Representative two complete copies of the Registration Statement and each amendment thereto (including, in each case, exhibits) and each consent and certificate of experts filed as a part thereof, and additional copies of the Registration Statement and each amendment thereto (without exhibits) and each preliminary prospectus and any free writing prospectus reviewed and consented to by the Representative, in such quantities and at such places as the Representative has reasonably requested for each of the Underwriters and the Borrower.

(e)               Distribution of Offering Material By the Company. Prior to the completion of the Underwriters’ distribution of the Fixed Price Shares and the Variable Price Shares, the Company has not distributed and will not distribute any offering material in connection with the offering of the Fixed Price Shares and the Variable Price Shares other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representative.

(f)                Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest that equals or exceeds 50% of the aggregate outstanding equity or similar interests of such entity) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their material properties and to carry on their business as now being conducted in all material respects. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse change, or any development that could be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, considered as one entity. The Company has no Subsidiaries except as set forth on Schedule II hereto.

(g)               Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of this Agreement and the Share Lending Agreement and to issue the Borrowed Shares in accordance with the terms hereof and thereof. The execution and delivery of the this Agreement and the Share Lending Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance and sale of the Borrowed Shares, have been duly authorized by the Company’s board of directors and no further consent or authorization is required by the Company, its board of directors or its stockholders. This Agreement and the Share Lending Agreement have been duly authorized, executed and delivered by the Company and each of this Agreement and the Share Lending Agreement are the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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(h)               Issuance of the Borrowed Shares. The Fixed Price Shares and the Variable Price Shares have been duly and validly authorized and, on the applicable Closing Date, will have been validly executed and delivered by the Company. When the Borrowed Shares have been issued and executed and delivered to and paid for by the Borrower in accordance with the terms of this Agreement, any additional underwriting agreement described in Section 2(e) (in the case of the Additional Shares) and the Share Lending Agreement, the Borrowed Shares will be validly issued, fully paid and non-assessable. The Borrowed Shares shall be free from all taxes, liens and charges with respect to the issue thereof.

(i)                No Conflicts. The execution, delivery and performance of this Agreement and the Share Lending Agreement and the performance of this Agreement and the Share Lending Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Borrowed Shares) will not (i) result in a violation of the Charter Documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) (so long as the Company obtains all consents, authorizations and orders and makes all filings and registrations specified in Section 1(j)) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii), such conflicts, defaults, rights, or violations that would not reasonably be expected to have a Material Adverse Effect.

(j)                Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person in order for the Company to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Share Lending Agreement, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain or make pursuant to the preceding sentence will have been obtained or made on or prior to the applicable Closing Date.

(k)               No Broker’s Fees. The Company has not engaged any broker, finder, commission agent or other person (other than the Underwriters) in connection with the offering of the Borrowed Shares or any of the transactions contemplated in this Agreement and the Share Lending Agreement, and the Company is not under any obligation to pay any broker’s fee or commission in connection with such transactions (other than commissions or fees to the Underwriters).

(l)                SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents, as they may have been subsequently amended by filings made by the Issuer with the Commission prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Issuer as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

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(m)             Absence of Certain Changes. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since December 31, 2011, (i) there has been no change or development that has had a Material Adverse Effect, (ii) the Company has not declared or paid any dividends other than the dividends paid on March 29, 2012 to the stockholders of record as of March 16, 2012, on June 28, 2012 to the stockholders of record as of June 20, 2012, and on September 28, 2012 to the stockholders of record as of September 21, 2012, (iii) neither the Company nor any of its Subsidiaries has sold any assets, individually or in the aggregate, in excess of $1,000,000 outside of the ordinary course of business, other than as set forth on Schedule 1(n) of the Notes Underwriting Agreement and (iv) neither the Company nor any of its Subsidiaries has made any capital expenditures, individually or in the aggregate, in excess of $15,000,000. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have knowledge that either its or its Subsidiaries’ respective creditors intend to initiate involuntary bankruptcy proceedings or knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing Date will not be, Insolvent (as defined below). For purposes of this Section 1(n), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted. “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(n)               [Reserved].

(o)               Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of (x) any term of or in default under its Charter Documents or (y) any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, except, in either of the foregoing cases, for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where the revocation or modification of any such certificate, authorization or permit would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)               Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(q)               Sarbanes-Oxley Act. There is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as in effect at the applicable time, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(r)               Disclosure Controls and Procedures. The chief executive officer and chief financial officer of the Company are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the rules and regulations of the Commission under the Exchange Act) for the Company and have (i) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to the Company and its Subsidiaries is made known to the chief executive officer and chief financial officer by others within the Issuer and its Subsidiaries, particularly during the end of the period (the “Evaluation Date”) covered by each of the most recent annual and quarterly report of the Company (each a “Report”), (ii) evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in each Report their conclusions about the effectiveness of the disclosure controls and procedures as of the Evaluation Date covered by each Report based on such evaluation and (iii) disclosed in each Report any change in the Issuer’s internal control over financial reporting that occurred during the period covered by the Report that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting. The chief executive officer and chief financial officer of the Issuer have disclosed, based upon their most recent evaluation of the internal controls over financial reporting, to the Issuer’s auditors and the Audit Committee of the Company’s board of directors (x) all material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

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(s)               Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

(t)                Transactions with Affiliates. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner, which is required by the rules and regulations of the Commission under the Exchange Act to be so disclosed in the SEC Documents.

(u)               Equity Capitalization. All outstanding shares of capital stock of or membership interests in, as applicable, the Company and the Subsidiaries have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Issuer or any of the Subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of or membership interests in, as applicable, the Company or any of the Subsidiaries, except as otherwise disclosed in the SEC Documents. The Company and each of the Subsidiaries has furnished to the Underwriters correct and complete copies of its Certificate of Incorporation, limited liability company agreement, bylaws and other organizational documents, as applicable, as amended and as in effect on the date hereof (the “Charter Documents”).

(v)                Absence of Litigation. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there is no action, suit or proceeding before any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such that would reasonably be expected to have a Material Adverse Effect. The SEC Documents set forth all litigation matters which are required to be disclosed in such SEC Documents.

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(w)              Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Issuer believes to be prudent and customary for the businesses in which the Company and its Subsidiaries are engaged, except where the failure to be so adequately insured would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any such Subsidiary believes that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(x)               Employee Relations. The Company and its Subsidiaries believe that their relations with their employees are satisfactory. Except as disclosed in the SEC Documents, since December 31, 2011, no “executive officer” (as defined in Rule 501(f) of the Act) of the Company has notified the Company of such officer’s intent to leave the Company in the foreseeable future or otherwise terminate such officer’s employment with the Company in the foreseeable future. No labor dispute with the employees of the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, imminent that would reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(y)               Title. The Company and its Subsidiaries have good and valid title in fee simple to all real property and good and valid title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as (a) is described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or arise from indebtedness reflected therein or (b) do not materially affect the value of such property and do not interfere with the use made of such property by the Company and any of its Subsidiaries in a manner that would reasonably be expected to have a Material Adverse Effect. Any real property and facilities held under lease by the Company and any of its Subsidiaries and material to the business of the Company and its Subsidiaries taken as a whole are, with respect to the Company and its Subsidiaries, in full force and effect, with such exceptions as do not materially interfere with the use made of such property and buildings by the Company and its Subsidiaries.

(z)               Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and which failure to so have would reasonably be expected to have a Material Adverse Effect. None of the Company’s or its Subsidiaries’ Intellectual Property Rights necessary to conduct their respective businesses as now conducted have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, except where the expiration or termination would not reasonably be expected to have a Material Adverse Effect. The Company has not received written notice and has no knowledge of any infringement by the Company or its Subsidiaries on the Intellectual Property Rights of other Persons. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, by or against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

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(aa)             Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. As used in this Agreement, “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, or releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, injunctions, judgments, licenses, orders, permits, or regulations issued, entered, promulgated or approved thereunder.

(bb)             Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for the periods to which such returns, reports or declarations apply. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(cc)             Independent Accountants. PricewaterhouseCoopers LLP, who have certified the consolidated financial statements of the Company, Vector Tobacco, Inc. and Liggett Group, LLC as of December 31, 2011, are independent public accountants within the meaning of the Securities Act.

(dd)             Manipulation of Price; Compliance with Regulation M. Neither the Company nor any of its Subsidiaries has, and to its knowledge no one acting on its behalf has, within the preceding 12 months, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the Common Stock or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Fixed Price Shares and the Variable Price Shares, whether to facilitate the sale or resale of the Fixed Price Shares and the Variable Price Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(ee)             No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities of the Company registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

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(ff)              Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on The New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing, as applicable. To the Company’s knowledge, it is in compliance in all material respects with all applicable listing requirements of the NYSE.

(gg)            Investment Company. The Company is not, and after giving effect to the offering and sale of the Fixed Price Shares and the Variable Price Shares and the application of the proceeds thereof will not become, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(hh)            FINRA Matters. All of the information provided to the Underwriters, the Borrower or to counsel for the Underwriters or the Borrower by the Company in connection with the compliance of the offering of the Fixed Price Shares and the Variable Price Shares with the rules of Financial Industry Regulatory Authority, Inc.’s (“FINRA”) is true, complete and correct. The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Conduct Rule 5110(B)(7)(C)(i).

(ii)               Parties to Lock-Up Agreements. The Company has furnished to the Underwriters and the Borrower a letter agreement in the form agreed pursuant to the Notes Underwriting Agreement and from each of the persons listed on Exhibit B to the Notes Underwriting Agreement.

(jj)              Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(kk)            [Reserved].

(ll)               Money Laundering Laws. The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm)       OFAC. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of any person known to the Company, after reasonable investigation, to be currently subject to any U.S. sanctions administered by OFAC.

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(nn)            Dividend Restrictions. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no Subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

Any certificate signed by any officer of the Company or any of its Subsidiaries and delivered to any Underwriter, the Borrower or to counsel for the Underwriters or the Borrower in connection with the offering and sale of the Fixed Price Shares and the Variable Price Shares shall be deemed a representation and warranty by the Company to each Underwriter and the Borrower as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

      Section 2.                 Delivery and Purchase of the Fixed Price Shares and the Variable Price Shares.

(a)               The Borrowed Shares. Upon the terms set forth herein, and subject to the terms and conditions of the Share Lending Agreement, (i) the Company agrees to deliver to the account specified by the Borrower in exchange for payment of the relevant Loan Fee (as defined in the Share Lending Agreement), (ii) the Borrower agrees to borrow from the Company, from time to time pursuant to one or more Borrowing Notices (in each case when used in this Agreement, as defined in the Share Lending Agreement), the Borrowed Shares specified in such Borrowing Notice, and (iii) each Underwriter agrees, severally and not jointly, to purchase from the Borrower such Borrowed Shares; provided that Borrower may only deliver a Borrowing Notice in respect of Fixed Price Shares and Variable Price Shares on or before any Notes Closing Date.

(b)               Public Offering of the Fixed Price Shares and the Variable Price Shares. The Representative and the Borrower hereby advise the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Fixed Price Shares and the Variable Price Shares as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable.

(c)                Payment for the Fixed Price Shares and the Variable Price Shares. From time to time on or before the earlier to occur of (a) Facility Termination Date (as defined in the Share Lending Agreement) and (b) the date as of which the Maximum Number of Borrowed Shares shall have been borrowed under the Share Lending Agreement (the “Borrowing Termination Date”), the Borrower may give one or more Borrowing Notices with respect to a number of shares of Common Stock Shares specified in such Borrowing Notice, that, when aggregated with all shares of Common Stock loaned pursuant to the Share Lending Agreement shall not exceed the Maximum Number of Borrowed Shares; provided that a Borrowing Notice may only request delivery of Fixed Price Shares and Variable Price Shares on a Notes Closing Date and no Borrowing Notice may be given during a Registration Blackout Period (as defined in the Share Lending Agreement). In accordance with the Share Lending Agreement, delivery of the Fixed Price Shares and the Variable Price Shares specified in a Borrowing Notice shall be made on or before the Cutoff Time (as defined in the Share Lending Agreement) on the date specified in the Borrowing Notice, or at such other time on the same date or such other date as the Borrower and the Company shall agree in writing. The time and date of each such delivery, which must be a Notes Closing Date, are herein referred to as a “Closing Date.”

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(d)               Delivery of the Fixed Price Shares and the Variable Price Shares. The Fixed Price Shares and the Variable Price Shares shall be in definitive form or global form, as specified by the Representative, and registered in such names and in such denominations as the Representative shall request in writing not later than three nor more than five full business days prior to the applicable Closing Date. The Fixed Price Shares and the Variable Price Shares shall be delivered by the Company to the Borrower in one or more deliveries on or before the applicable Closing Date in accordance with the terms of the Share Lending Agreement and this Section 2.

(e)               Additional Shares. The Company will enter into one of more additional underwriting agreements with the Borrower and the Underwriters on terms substantially similar to this Underwriting Agreement (this “Agreement”) with respect to the public offering of any Additional Shares that the Borrower may borrow from the Company under the Share Lending Agreement. For purposes of any such additional underwriting agreement, the Additional Shares to be sold in any such public offering may be sold in a manner to be determined by the Borrower and the Underwriters in their sole discretion, provided that (x) the Borrower shall not engage in more than two such offerings in any twelve month period and (y) no such offering shall relate to fewer than 250,000 Additional Shares.

      Section 3.                 Additional Covenants of the Company. The Company further covenants and agrees with each Underwriter and the Borrower as follows:

(a)               Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Fixed Price Shares and the Variable Price Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Fixed Price Shares and the Variable Price Shares, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)               Representative’s Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Fixed Price Shares and the Variable Price Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) (the “Prospectus Delivery Period”), the Company (i) will furnish to the Representative and the Borrower for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not file any amendment or supplement to the Registration Statement (including any amendment or supplement through incorporation of any report filed under the Exchange Act) to which the Representative or the Borrower reasonably object prior to filing. During the Prospectus Delivery Period, prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representative and the Borrower for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. During the Prospectus Delivery Period, the Company shall not file or use any such proposed amendment or supplement to which the Representative or the Borrower reasonably objects prior to filing. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

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(c)               Free Writing Prospectuses. The Company shall furnish to the Representative and the Borrower for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representative’s and the Borrower’s prior written consent. The Company shall furnish to each Underwriter and the Borrower, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Fixed Price Shares and the Variable Price Shares (but in any event if at any time through and including the applicable Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representative and the Borrower for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representative’s and the Borrower’s prior written consent.

(d)               Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter, the Borrower or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter or the Borrower that such Underwriter or the Borrower otherwise would not have been required to file thereunder.

(e)               Amendments and Supplements to Time of Sale Prospectus. If during the Prospectus Delivery Period the Time of Sale Prospectus is being used to solicit offers to buy the Fixed Price Shares and the Variable Price Shares at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 3(b) and Section 3(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters, the Borrower and to any dealer upon request of the Representative, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

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(f)                Certain Notifications and Required Actions. During the Prospectus Delivery Period, the Company shall promptly advise the Representative and the Borrower in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430A or 430 B under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission. If, during the Prospectus Delivery Period, the Company receives notice pursuant to Rule 401(g)(2) under the Securities Act from the Commission or otherwise ceases to be eligible to use the automatic shelf registration form, the Company shall promptly advise the Representative and the Borrower in writing of such notice or ineligibility and will (i) as soon as reasonably practicable file a new registration statement or post-effective amendment on the proper form relating to the Fixed Price Shares and the Variable Price Shares, (ii) use its reasonable efforts to cause such registration statement or post-effective amendment to be declared effective by the Commission as soon as practicable and (iii) promptly notify the Representative and the Borrower in writing of such effectiveness.

(g)               Amendments and Supplements to the Prospectus and Other Securities Act Matters. During the Prospectus Delivery Period, if any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representative, the Borrower or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 3(b) and Section 3(c)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representative’s or the Borrower’s consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) or Section 3(c).

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(h)               Blue Sky Compliance. The Company shall cooperate with the Representative, the Borrower and counsel for the Underwriters and the Borrower to qualify or register the Fixed Price Shares and the Variable Price Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Fixed Price Shares and the Variable Price Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative and the Borrower promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Fixed Price Shares and the Variable Price Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)                Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)                Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(k)               Earnings Statement. The Company will make generally available to its security holders and to the Representative as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l)                Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Fixed Price Shares and the Variable Price Shares as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Fixed Price Shares and the Variable Price Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act.

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(m)              Listing. The Company will use its best efforts to list and to maintain the listing of the Maximum Number of Borrowed Shares on the NYSE at all times prior to the Borrowing Termination Date.

(n)               Final Term Sheet. The Company will prepare a final term sheet relating to the offering of the Fixed Price Shares and the Variable Price Shares, containing information that describes the final terms of the offering of the Fixed Price Shares and the Variable Price Shares, in a form consented to by the Representative and to file such final term sheet on the date the final terms have been established for the offering of the Fixed Price Shares and the Variable Price Shares.

(o)               Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to Jefferies an “electronic Prospectus” to be used in connection with the offering and sale of the Fixed Price Shares and the Variable Price Shares. As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to Jefferies, that may be transmitted electronically by Jefferies to offerees and purchasers of the Fixed Price Shares and the Variable Price Shares; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to Jefferies, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

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(p)               Agreement Not to Offer or Sell Additional Securities. During the period commencing on and including the date hereof and continuing through and including the 60th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of Jefferies (which consent may be withheld in its sole discretion): (i) sell, offer to sell, contract to sell, lend or in any way transfer or dispose of any Common Stock or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position “ (as defined in Rule 16a-1(b) under the Exchange Act) of any Common Stock or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Common Stock or Related Securities; (iv) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Common Stock or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (v) announce the offering of any Common Stock or Related Securities; (vi) file any registration statement under the Securities Act in respect of any Common Stock or Related Securities (other than as contemplated by this Agreement with respect to the Borrowed Shares); or (vii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby, (B) effect the transactions contemplated by the Share Lending Agreement (including, without limitation, the issuance of the Borrowed Shares), (C) issue Common Stock or options to purchase Common Stock, or issue Common Stock upon exercise of any options to purchase Common Stock, pursuant to any stock option, stock bonus or other stock plan or arrangement outstanding as of the date hereof and described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (D) issue Common Stock pursuant to the terms of any securities of the Company outstanding on the date hereof and any indentures governing such securities, (E) file a registration statement on Form S-8 or other appropriate forms as required by the Securities Act, and any amendments thereto, relating to any Common Stock or any other of our equity-based securities issuable pursuant to any stock option, stock bonus or other stock plan or arrangement outstanding as of the date hereof and described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and (F) file a registration statement on Form S-4 or other appropriate forms as required by the Securities Act, and any amendments to such forms, related to any Common Stock or any other of our equity securities issuable in connection with any merger, acquisition or other business combination, provided that three days’ advance notice of such filing is provided to Jefferies and provided, further, that the aggregate amount of any Common Stock or any other of the Company’s equity securities issuable pursuant to this clause (F) shall not exceed 5% of the Common Stock outstanding as of the date hereof. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Common Stock or any securities exchangeable or exercisable for or convertible into Common Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Common Stock. If (i) during the last 17 days of the 60-day initial lock-up period, the Company issues an earnings release or announces material news or a material event relating to the Company, or (ii) prior to the expiration of such period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the announcement of the material news or material event, as applicable, unless Jefferies waives, in writing, such extension (which waiver may be withheld in its sole discretion; provided, however, that if FINRA Rule 2711 is amended to eliminate “quiet period” restrictions on the publication of research prior to or after termination of a lock-up, such extension shall not apply. The Company will provide the Representative with prior notice of any such announcement that gives rise to an extension of the Lock-up Period.

(q)               Future Reports to the Representative. During the period of two years hereafter, the Company will furnish to the Representative, c/o Jefferies, at 520 Madison Avenue, New York, New York 10022, Attention: Global Head of Syndicate: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report on Form 10-K of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 3(q) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

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(r)               Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Fixed Price Shares and the Variable Price Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(s)               No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Fixed Price Shares and the Variable Price Shares or any reference security (as such term is defined in Regulation M) with respect to the Fixed Price Shares and the Variable Price Shares, whether to facilitate the sale or resale of the Fixed Price Shares and the Variable Price Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(t)                Enforce Lock-Up Agreements. During the Lock-up Period, the Company will enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Common Stock or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers and directors pursuant to Section 6(j) hereof.

(u)               Structuring Fee. The Company agrees to pay to Jefferies a structuring fee in the amount of $611,400 (the “Structuring Fee”) for the structuring and implementation of the Share Lending Agreement, which fee shall be payable upon the initial Closing Date.

(v)               Announcement Regarding Lock-ups. The Company agrees to announce the Underwriters’ intention to release any director or “officer” (within the meaning of Rule 16a-1(f) under the Exchange Act) of the Company from any of the restrictions imposed by any Lock-Up Agreement, by issuing, through a major news service, a press release or by filing a Current Report on Form 8-K, in either case, in form and substance satisfactory to the Representative promptly following the Company’s receipt of any notification from the Representative in which such intention is indicated, but in any case not later than the close of the third business day prior to the date on which such release or waiver is to become effective; provided, however, that nothing shall prevent the Representative, on behalf of the Underwriters, from announcing the same through a major news service, irrespective of whether the Company has made the required announcement; and further provided that no such announcement shall be made of any release or waiver granted solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of a Lock-Up Agreement in the form set forth as Exhibit A hereto.

Jefferies, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

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     Section 4.                 Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and under the Share Lending Agreement and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Fixed Price Shares and the Variable Price Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of Borrowed Shares to the Borrower or the sale of the Borrowed Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, this Agreement and the Share Lending Agreement, (vi)  the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the offering of the Fixed Price Shares and the Variable Price Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, and the cost of any aircraft chartered by the Company or with the Company’s prior consent in connection with the road show, (vii) the fees and expenses associated with listing the Maximum Number of Borrowed Shares on the NYSE, and (viii) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 4 or in Section 7, Section 9 or Section 10 hereof, the Underwriters shall pay their own expenses, including (a) the fees and disbursements of their counsel, (b) all filing fees, attorneys’ fees and expenses incurred by the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the of the Fixed Price Shares and the Variable Price Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada and (c) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Securities

     Section 5.                 Covenant of the Underwriters and the Borrower. The Borrower and each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

     Section 6.                 Conditions of the Obligations of the Underwriters and the Borrower. The obligations of the several Underwriters and the Borrower with respect to the Fixed Price Shares and the Variable Price Shares to be delivered on any applicable Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of such Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)               Comfort Letter. On the date hereof, the Underwriters and the Borrower shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company Liggett Group LLC, Vector Tobacco Inc. and Douglas Elliman Realty, LLC, letters dated the date hereof addressed to the Underwriters and the Borrower, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

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(b)              Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.

    (i)                 The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A or previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A or previously omitted pursuant to such Rule 430B, and such post-effective amendment shall have become effective.

    (ii)               No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

    (iii)             If a filing has been made with FINRA, FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)              No Material Adverse Effect or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the applicable Closing Date:

    (i)                 in the judgment of the Representative there shall not have occurred any Material Adverse Effect; and

    (ii)               there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(e)             Opinion of Counsel for the Company. On each applicable Closing Date, the Underwriters and the Borrower shall have received an opinion of O’Melveny & Myers LLP, counsel for the Company, dated as of such date, in form and substances satisfactory to the Representative and the Borrower.

(f)              Opinion of Special Litigation Counsel for the Company. On each applicable Closing Date, the Underwriters and the Borrower shall have received an opinion of Kasowitz, Benson, Torres & Friedman LLP, special litigation counsel for the Company, dated as of such date, in form and substances satisfactory to the Representative and the Borrower.

(g)             Opinion of Counsel for the Underwriters and the Borrower. On each applicable Closing Date, the Underwriters and the Borrower shall have received the opinion of Latham & Watkins LLP, counsel for the Underwriters and the Borrower in connection with the offer and sale of the Fixed Price Shares and the Variable Price Shares, in form and substance satisfactory to the Underwriters and the Borrower, dated as of such date.

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(h)              Officers’ Certificate. On each applicable Closing Date, the Underwriters and the Borrower shall have received a certificate executed by the Chairman, the President, the Executive Vice President or the General Counsel and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 6(b)(ii) and further to the effect that:

    (i)                 for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Effect;

    (ii)               the representations and warranties of the Company set forth in Section 1 of this Agreement that are qualified as to materiality or Material Adverse Effect are true and correct and the representations and warranties of the Company set forth in Section 1 of this Agreement that are not so qualified are true and correct in all material respects; and

    (iii)             the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(i)               Good Standing Certificates. The Company shall have furnished to the Representative certificates evidencing the good standing of the Company and each of its material Subsidiaries from the state of organization of each Person as of a date within five business days prior to each applicable Closing Date.

(j)               Bring-down Comfort Letter. On each applicable Closing Date the Underwriters and the Borrower shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, letters dated such date, in form and substance satisfactory to the Underwriters and the Borrower, which letters shall: (i) reaffirm the statements made in the letters furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the applicable Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

(k)              Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit A to the Notes Underwriting Agreement from each of the persons listed on Exhibit B to the Notes Underwriting Agreement, and each such agreement shall be in full force and effect on each applicable Closing Date.

(l)               Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(m)             Fixed Price Shares and the Variable Price Shares. The Borrower shall have received from the Company the number of Fixed Price Shares and the Variable Price Shares requested under any Borrowing Notice prior to 8:00 a.m. New York City time on the applicable Closing Date.

(n)              Share Lending Agreement. The Company shall have entered into the Share Lending Agreement as of the date hereof, and the Borrower shall have received executed copies thereof.

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(o)               Structuring Fee. Upon the initial Closing Date only, the Company shall have paid to Jefferies, or shall pay contemporaneously with the initial Closing Date, the Structuring Fee.

(p)               Insolvency. The Company shall not be “insolvent” (as such term is defined under Section 101(32) of Title 11 of the United States Code), and the Company would be able to purchase a number of shares of Common Stock equal to the Maximum Number of Borrowed Shares in compliance with the corporate law of the Company’s jurisdiction of incorporation.

(q)               Additional Documents. The Company shall have furnished to the Representative and counsel to the Underwriters and the Borrower such other certificates, opinions or other documents as they may have reasonably requested and as are customary in the transactions contemplated by this Agreement.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative or the Borrower by notice from the Representative or the Borrower to the Company at any time on or prior to the applicable Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

     Section 7.                 Reimbursement of Underwriters’ and the Borrower’s Expenses. If this Agreement is terminated by the Representative or the Borrower pursuant to Section 6 or Section 12, or if the sale to the Underwriters of the Fixed Price Shares and the Variable Price Shares on the applicable Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket documented expenses that shall have been reasonably incurred by the Representative, the Underwriters and the Borrower in connection with the proposed purchase and the offering and sale of the Fixed Price Shares and the Variable Price Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

     Section 8.                 Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

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    Section 9.                 Indemnification.

(a)               Indemnification of the Underwriters and the Borrower. The Company agrees to indemnify and hold harmless each Underwriter and the Borrower, their respective affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter or the Borrower within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, the Borrower or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Fixed Price Shares and the Variable Price Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (A)(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; or (B) the violation of any laws or regulations of foreign jurisdictions where the Fixed Price Shares and the Variable Price Shares have been offered or sold; and subject to Section 9(c), to reimburse each Underwriter, the Borrower and each of their respective affiliates, directors, officers, employees, agents and controlling persons for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by such Underwriter, the Borrower or their respective affiliates, directors, officers, employees, agents or controlling persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter or the Borrower furnished to the Company by the Representative or the Borrower in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 9(b) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)               Indemnification of the Company, its Directors and Officers. Each Underwriter and the Borrower agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter or the Borrower), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act, or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus, or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representative in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representative and the Borrower have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the second sentence of the third paragraph and the eighth paragraph under the caption “Underwriting; Conflicts of Interest” and the second and fourth paragraphs in under the caption “Underwriting; Conflicts of Interest --Share Lending Agreement” in the Preliminary Prospectus Supplement and the Final Prospectus Supplement. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

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(c)               Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by Jefferies (in the case of counsel for the indemnified parties referred to in Section 9 (a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9 (b) above)) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

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(d)               Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and the indemnifying party has not objected to the terms of such settlement and (ii) such indemnifying party shall not have reimbursed the indemnified party all amounts owed in accordance with the request pursuant to Section 9(c) prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

    Section 10.             Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Fixed Price Shares and the Variable Price Shares pursuant to this Agreement and the Share Lending Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Fixed Price Shares and the Variable Price Shares pursuant to this Agreement and the Share Lending Agreement shall be deemed to be in the same respective proportions as under Section 10 of the Notes Underwriting Agreement. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

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The Company, the Underwriters and the Borrower agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters and the Borrower were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, neither any Underwriter nor the Borrower shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Fixed Price Shares and the Variable Price Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each affiliate, director, officer, employee and agent of an Underwriter or the Borrower and each person, if any, who controls an Underwriter or the Borrower within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

    Section 11.             Intentionally Omitted.

    Section 12.             Termination of this Agreement. Prior to the lending of any Fixed Price Shares and the Variable Price Shares to the Borrower on the applicable Closing Date, this Agreement may be terminated by the Representative or the Borrower by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the NASDAQ or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of U.S. federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of Jefferies is material and adverse and makes it impracticable to market the Fixed Price Shares and the Variable Price Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv)  the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder or (v) any other condition to the obligations of the Underwriters hereunder as provided in Section 6 of this Agreement is not fulfilled when and as required unless waived by the Representative or the Borrower. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Underwriter or the Borrower, except that the Company shall be obligated to reimburse the expenses of the Representative, the Underwriters and the Borrower pursuant to Section 4 or Section 7 hereof or (b) any Underwriter or Borrower to the Company; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

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    Section 13.             No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the offering of the Fixed Price Shares and the Variable Price Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Borrower and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, the Borrower and each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, or its creditors, employees or any other party, (c) neither the Borrower or any Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Borrower or any Underwriter has advised or is currently advising the Company on other matters) and neither the Borrower or any Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

    Section 14.             Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters and the Borrower set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Borrower or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Fixed Price Shares and the Variable Price Shares sold hereunder and any termination of this Agreement.

    Section 15.             Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or sent by facsimile transmission and confirmed to the parties hereto as follows:

If to the Representative:	Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022
Attention: General Counsel

with a copy to:	Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
Facsimile: (213) 891-8763
Attention: Cynthia A. Rotell

If to the Borrower:	Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022
Attention: General Counsel

with a copy to:	Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
Facsimile: (213) 891-8763
Attention: Cynthia A. Rotell

If to the Company:	Vector Group Ltd.
100 S. E. 2nd Street, 32nd Floor
Miami, Florida 33131
Facsimile: (305) 579-8016
Attention: Marc. N. Bell

with a copy to:	O’Melveny & Myers LLP
400 S. Hope Street
Los Angeles, CA 90071
Facsimile: (213) 430-6407
Attention: Eric R. Reimer and John-Paul Motley

Any party hereto may change the address for receipt of communications by giving written notice to the others.

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    Section 16.             Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Fixed Price Shares and the Variable Price Shares as such from any of the Underwriters merely by reason of such purchase.

    Section 17.             Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

    Section 18.             Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

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    Section 19.             General Provisions. This Agreement and the Share Lending Agreement constitute the entire agreement of the parties to this Agreement and the Share Lending Agreement supersede all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

VECTOR GROUP LTD.

By: /s/ J. Bryant Kirkland III

Name: J. Bryant Kirkland III

Title:   Vice President, Treasurer and
             Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in New York, New York as of the date first above written.

JEFFERIES & COMPANY, INC.

Acting individually and as Representative

of the several Underwriters named in

the attached Schedule A.

JEFFERIES & COMPANY, INC.

By: /s/ Ashley L. Delp

Name: Ashley L. Delp

Title:   Managing Director

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SCHEDULE A

Underwriters

Jefferies & Company, Inc.	6,114,000 Shares

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SCHEDULE B

Free Writing Prospectuses

Pricing Term Sheet dated November 15, 2012 attached hereto.

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Pricing Term Sheet
dated November 15, 2012

Filed pursuant to Rule 433
Registration Statement No. 333-184878
Supplementing the Preliminary
Prospectuses each dated November 14, 2012

Vector Group Ltd.
Concurrent Offerings of

$200,000,000 principal amount of
Variable Interest Convertible Senior Notes due 2019
(the “Convertible Senior Notes Offering”)

and

6,114,000 Shares of Common Stock
(the “Common Stock Offering”)

The information in this pricing term sheet relates only to the Convertible Senior Notes Offering and the Common Stock Offering and should be read together with (i) the preliminary prospectus supplement dated November 14, 2012 relating to the Convertible Senior Notes Offering, including the documents incorporated by reference therein and the related base prospectus dated November 9, 2012, and (ii) the preliminary prospectus supplement dated November 14, 2012 relating to the Common Stock Offering, including the documents incorporated by reference therein and the related base prospectus dated November 9, 2012, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. This pricing term sheet supplements and, to the extent of a conflict, supersedes the information in the foregoing prospectuses with respect to the Convertible Senior Notes Offering and Common Stock Offering, respectively.

Both Offerings Issuer:	Vector Group Ltd., a Delaware corporation
Ticker / Exchange for Common Stock:	VGR / The New York Stock Exchange (“NYSE”)
Trade Date:	November 15, 2012
Settlement Date: Underwriting:	November 20, 2012 The Sole Book-Running Manager will receive a structuring fee of $611,400 in connection with the Convertible Senior Notes Offering and the Common Stock Offering
Offerings Contingent:	The Common Stock Offering is contingent upon the closing of the Convertible Senior Notes Offering, and the Convertible Senior Notes Offering is contingent upon the closing of the offering of the Common Stock Offering

Convertible Senior Notes Offering
Convertible Senior Notes:	Variable Interest Convertible Senior Notes due 2019 (the “Notes”)
Aggregate Principal Amount Offered:	$200,000,000 principal amount of the Notes (or a total of $230,000,000 principal amount of the Notes if the underwriter exercises in full its over-allotment option to purchase additional Notes)
Public Offering Price:	100% of principal amount

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Maturity:	January 15, 2019, unless earlier converted or repurchased
Annual Interest Rate:	2.50%, with an additional amount of cash interest payable on each Interest Payment Date based on the amount of cash dividends per share paid by the Issuer on the Common Stock during the prior three-month period ending on the Record Date for such interest payment multiplied by the total number of shares of the Common Stock into which the Notes are convertible on such Record Date (together, the “Total Interest”). Notwithstanding the foregoing, however, the interest payable on each Interest Payment Date shall be the higher of (a) the Total Interest and (b) 7.50% per annum. In addition, if the Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, on each Interest Payment Date on or after January 15, 2018, the Issuer will pay additional interest on a Note in an amount equal to the amount required to be paid to prevent such Note from being treated as an applicable high yield discount obligation
Comparable Yield:	8.00%
Interest Payment Dates and Record Dates:	Interest will accrue from the Settlement Date or from the most recent date to which interest has been paid or duly provided for, and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, to the person in whose name the Note is registered at the close of business on January 1, April 1, July 1 or October 1, as the case may be, immediately preceding the relevant Interest Payment Date
Last Reported Sale Price of Common Stock on NYSE on November 14, 2012:	$15.20 per share of Common Stock
Reference Price:	$14.80 per share of Common Stock, the Public Offering Price per share in the Common Stock Offering
Conversion Premium:	Approximately 25.00% above the Reference Price
Initial Conversion Price:	Approximately $18.50 per share of Common Stock
Initial Conversion Rate:	54.0541 shares of Common Stock per $1,000 principal amount of the Notes, subject to adjustment
Use of Proceeds:	The Issuer estimates that the net proceeds from the Convertible Senior Notes Offering will be approximately $190.2 million (or approximately $219.0 million if the underwriter exercises its over-allotment option to purchase additional Notes in full), after deducting the underwriter’s discount and estimated fees and expenses payable by the Issuer. The Issuer plans to use the net proceeds from the Convertible Senior Notes Offering for general corporate purposes, including in its existing tobacco business and in additional investments in real estate through its wholly owned subsidiary, New Valley LLC. The Issuer may also consider using a portion of the proceeds of the Convertible Senior Notes Offering to address upcoming debt maturities. Pending the use of the net proceeds from the Convertible Senior Notes Offering, the Issuer may invest the proceeds in short-term securities

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Sole Book-Running Manager:	Jefferies & Company, Inc.
CUSIP Number:	92240M AY4
ISIN Number:	US92240MAY49
Fundamental Change:	If the Issuer undergoes certain corporate transactions or events that constitute a “fundamental change” (as defined in the preliminary prospectus supplement dated November 14, 2012 for the Convertible Senior Notes Offering), a holder will have the option to require the Issuer to repurchase all or any portion of the holder’s Notes in integral multiples of $1,000 principal amount. The fundamental change repurchase price will be 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. The Issuer will pay cash for all convertible notes so repurchased
Adjustment to Shares Delivered Upon Make-Whole Fundamental Change:	The following table sets forth the number of additional shares of Common Stock that will be added to the conversion rate per $1,000 principal amount of the Notes for each stock price and effective date set forth below in certain circumstances in connection with a “make-whole fundamental change” (as defined in the preliminary prospectus supplement dated November 14, 2012 for the Convertible Senior Notes Offering):

	Stock Price
Effective Date	$14.80	$15.25	$16.00	$17.00	$18.50	$21.00	$25.00	$30.00	$37.00	$45.00

November 20, 2012	13.5135	13.4186	13.2015	12.8479	9.4826	5.9015	3.0047	1.4945	0.6119	0.1678
January 15, 2013	13.5135	13.3522	13.0826	12.5380	9.2666	5.7306	2.9083	1.4426	0.5869	0.1567
January 15, 2014	13.5135	13.2001	12.7737	12.0413	8.7458	5.2339	2.5343	1.2189	0.4855	0.1195
January 15, 2015	13.5135	12.9067	12.4034	11.3216	8.0145	4.5687	2.0682	0.9597	0.3742	0.0795
January 15, 2016	13.5135	12.5915	11.9348	10.2654	6.9764	3.6770	1.5021	0.6740	0.2590	0.0403
January 15, 2017	13.5135	12.2584	11.3548	8.8487	5.5858	2.5351	0.8685	0.3930	0.1553	0.0143
January 15, 2018	13.5135	11.8981	10.0267	7.0263	3.7156	1.0849	0.2357	0.1231	0.0484	0.0022
January 15, 2019	13.5135	11.5197	8.4459	4.7695	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

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The exact stock price and effective date may not be set forth in the table above, in which case:

•	If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and the later effective dates, as applicable, based on a 365-day year.
•	If the stock price is greater than $45.00 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.
•	If the stock price is less than $14.80 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate be increased as a result of this section to exceed 67.5676 shares of Common Stock per $1,000 principal amount of the Notes, subject to adjustment in the same manner, at the same time and for the same events for which the Issuer must adjust the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the preliminary prospectus supplement dated November 14, 2012 for the Convertible Senior Notes Offering.

Common Stock Offering
Title of Securities:	Common stock, par value $0.10 per share, of the Issuer (the “Common Stock”)
Shares Offered:	Up to 6,114,000 shares of Common Stock, which we will lend to Jefferies & Company, Inc. (the “Share Borrower”) to offer and sell. The Share Borrower will initially offer and sell to the public, concurrently with the Convertible Senior Notes Offering, the Fixed Price Shares at the Public Offering Price for settlement on the Settlement Date. From time to time after the completion of the offering of the Fixed Price Shares, the Share Borrower will offer and sell to the public the Variable Price Shares at prices prevailing in the market at the time of sale or at negotiated prices. The Variable Price Shares will be sold from time to time in transactions, including block sales, on NYSE, in the over-the-counter market, in negotiated transactions or otherwise. In connection with the sale of the Variable Price Shares, the Share Borrower, or its affiliates, may effect such transactions in subsequent offerings by selling the Variable Price Shares to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the Share Borrower and/or from purchasers of Variable Price Shares for whom the dealers may act as agents or to whom they may sell as principals. Over the same period that the Share Borrower, or its affiliates, sells the Variable Price Shares, it or its affiliates may, in their discretion, purchase an equal number of shares of our Common Stock on the open market

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Fixed Price Shares:	Up to 3,057,000 shares of Common Stock
Variable Price Shares:	Up to 3,057,000 shares of Common Stock
Last Reported Sale Price of Common Stock on NYSE on November 14, 2012:	$15.20 per share of Common Stock
Public Offering Price:	$14.80 per share of Common Stock
Use of Proceeds:	The Issuer will not receive any proceeds from the Common Stock Offering, other than a nominal loan fee from the Share Borrower equal to $0.10 per share of Common Stock loaned to the Share Borrower. The Issuer expects to use those proceeds for general corporate purposes. The Share Borrower or its affiliates will receive all the proceeds from the Common Stock Offering
Sole Book-Running Manager:	Jefferies & Company, Inc.
CUSIP Number:	92240M108
ISIN Number: Underwriting:

US92240M1080

Ladenburg Thalmann & Co. Inc. (“Ladenburg”) will be a member of the selling group in the Common Stock Offering.  Ladenburg is an affiliate of the Issuer and would be deemed to have a “conflict of interest” as defined in Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“Rule 5121”).  Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121.  In accordance with Rule 5121, Ladenburg will not make sales to discretionary accounts without the prior written consent of the customer

The Issuer has filed a registration statement (including preliminary prospectus supplements each dated November 14, 2012 and an accompanying prospectus dated November 9, 2012) with the Securities and Exchange Commission, or SEC, for the offerings to which this communication relates. Before you invest, you should read the relevant preliminary prospectus supplement, the accompanying prospectus and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, copies may be obtained from Vector Group Ltd., 100 S.E. Second Street, Miami, Florida 33131, Telephone Number: (305) 579-8000.

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This communication should be read in conjunction with the preliminary prospectus supplements dated November 14, 2012 and the accompanying prospectus. The information in this communication supersedes the information in the relevant preliminary prospectus supplement and the accompanying prospectus to the extent inconsistent with the information in such preliminary prospectus supplement and the accompanying prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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